Exhibit 99.1

Arch Therapeutics Reports Significant Wound Healing Results in
Pre-Clinical Safety Study with AC5 Surgical Hemostatic Device™

Company Expects to Initiate First Clinical Trial of AC5™ by End of 2015

FRAMINGHAM, MA – December 1, 2015 -- Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), reports that use of its AC5 Surgical Hemostatic Device™ resulted in normal wound healing in a skin excision safety study in large pigs. The majority of AC5 treated wounds (n=18) showed full healing and minimal inflammation, with results comparable to those in control animals. Following 14 days of treatment with AC5™, the tissue response was stable and consistent with the advanced stages of biological healing. There was no evidence of abnormal wound healing. Testing of blood samples and other tissues from AC5™-treated animals similarly showed normal tissue and chemistry profiles.

Terrence W. Norchi, MD, president and CEO of Arch Therapeutics, said, “We are encouraged by these results, which show that once bleeding stops after use of AC5, wounds heal normally and with minimal inflammation. We continue to establish safety and biocompatibility with our AC5 device, while also focusing on the scale-up of AC5 product manufacturing and working with our colleagues in Europe to commence our first human trial.”

This study and associated testing were performed under Good Laboratory Practice (GLP) conditions using the same lot of AC5 prepared under Good Manufacturing Practices (GMP) for Arch’s planned upcoming clinical study in humans. Visual healing rate was normal for all wounds and wound-healing rate was normal for all time points. All observed organs appeared normal and all blood analysis parameters showed a normal reaction to wound creation and duration of wound healing.

We have submitted an application to a European regulatory authority to commence our first clinical trial of AC5, and we have received preliminary comments from such regulatory authority on our application. We have responded to those comments, and we expect to receive approval to proceed with our first clinical trial of AC5 during this fiscal quarter. Accordingly, the company is maintaining its previously announced estimated timeframe to commence the first clinical trial of AC5™ in humans by the end of 2015.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch’s flagship development stage product candidate, known as the AC5 Surgical Hemostatic Device™, is being designed to achieve hemostasis in minimally invasive and open surgical procedures.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,

Terrence W. Norchi, MD

Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com